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                                 June 14, 1996


Eltron International, Inc.
41 Moreland Road
Simi Valley, CA  93065

Re:      Eltron International, Inc.
         Registration Statement on Form S-3

Gentlemen:

         We have acted as special counsel to Eltron International, Inc., a California corporation (the "Company") in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), including a form of Prospectus included therein, which is to be filed by the Company on June 14, 1996 with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 322,991 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement, (ii) the Articles of Incorporation and the Bylaws of the Company as amended to date, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our determination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are legally issued, fully paid and nonassessable.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other

                                   EXHIBIT 5.1
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Eltron International, Inc.
June 14, 1996
Page 2

purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     TROY & GOULD
                                                     Professional Corporation